EXHIBIT 10.15

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of October 18, 2002, between SCP POOL CORPORATION, a Delaware corporation (the "Borrower"), BANK ONE, NA, as administrative agent (in such capacity, the "Administrative Agent") and the Required Lenders signatory hereto party to the Credit Agreement referred to below.

BACKGROUND

A.	The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of November 27, 2001, as amended by that certain First Amendment to Credit Agreement dated as of January 10, 2002, and that certain Second Amendment to Credit Agreement dated as of September 5, 2002 (as the same has been and may be amended, modified, supplemented, or restated from time to time, the "Credit Agreement"; terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

B.	The Borrower has requested certain amendments to the Credit Agreement, and the Administrative Agent and the Required Lenders have agreed to such amendments, subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

1.	AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

(a)	Addition to Article I of the Credit Agreement. Effective as of the date hereof, Article I of the Credit Agreement is amended by adding the following definition in alphabetical order:

"Collateral Subsidiary" means any Subsidiary which at any time has either (i) total assets with a book value (determined in accordance with Agreement Accounting Principles) equal to or greater than five percent (5%) of the Borrower's Consolidated Net Worth, (ii) annual revenue (determined in accordance with Agreement Accounting Principles) equal to or greater than five percent (5%) of the annual revenue of the Borrower and its Subsidiaries on a consolidated basis (determined in accordance with Agreement Accounting Principles) or (iii) delivered the documents described in Section 6.21.

(b)	Amendment to Section 6.2. Effective as of the date hereof, the last sentence of Section 6.2 of the Credit Agreement is amended and restated to read in its entirety as follows:

The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U), except as may otherwise be permitted under Section 6.10 so long as the Borrower shall have executed and delivered with the applicable Borrowing Notice or Swing Line Borrowing Notice, as the case may be, a completed Federal Reserve Form U-1 dated as of the applicable Credit Extension Date.

(c)	Amendment to Section 6.10 of the Credit Agreement. Effective as of the date hereof, Section 6.10 of the Credit Agreement is amended and restated in its entirety to read as follows:

6.10	Dividends. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary which is a Collateral Subsidiary (either directly or indirectly through one or more Subsidiaries), and (ii) the Borrower may repurchase its capital stock so long as at the time of such repurchase and after giving effect thereto (a) no Default or Unmatured Default shall have occurred and be continuing, (b) the Leverage Ratio shall not be greater than 2.0 to 1.0, (c) the ratio of Consolidated Indebtedness to Consolidated Total Capitalization shall not be greater than 0.5 to 1.0, and (d) neither (A) the Available Aggregate Commitment nor (B) the amount equal to the Borrowing Base minus the Aggregate Outstanding Credit Exposure shall be less than $10,000,000.

(d)	Amendment to Section 6.11(vi). Effective as of the date hereof, Section 6.11(vi) of Credit Agreement is amended and restated in its entirety to read as follows:

(vi)	(a) Intercompany Indebtedness between or among the Borrower and its Collateral Subsidiaries organized under the laws of the United States of America, and (b) so long as no Default or Unmatured Default has occurred and is continuing or will result therefrom, intercompany Indebtedness between or among the Borrower and its Subsidiaries organized under the laws of a jurisdiction located outside the United States of America or its Subsidiaries which are not Collateral Subsidiaries which, together with the transactions permitted under Section 6.14(iv), does not exceed $10,000,000 in the aggregate during the term of this Agreement.

(e)	Amendment to Section 6.15(ix). Effective as of the date hereof, Section 6.15(ix) of the Credit Agreement is amended by deleting therefrom the reference to "Subsidiary" and by inserting the reference to "Collateral Subsidiary" in lieu thereof.

(f)	Amendment to Section 6.18.2. Effective as of the date hereof, Section 6.18.2 of the Credit Agreement is amended and restated in its entirety to read as follows:

6.18.2	Leverage Ratio. The Borrower will not permit the Leverage Ratio, determined as of the end of each of its fiscal quarters, to be greater than (a) 2.0 to 1.0 for each fiscal quarter beginning with the fiscal quarter ending December 31, 2002 through and including the fiscal quarter ending June 30, 2003, and (b) 2.5 to 1.0 for each fiscal quarter thereafter.

(g)	Amendment to Section 6.18.3. Effective as of the date hereof, Section 6.18.3 of the Credit Agreement is amended and restated in its entirety to read as follows:

6.18.3	Minimum Net Worth. The Borrower will at all times maintain Consolidated Net Worth of not less than (a) during the period beginning the fiscal quarter ending September 30, 2002 through and including the fiscal quarter ending June 30, 2003, the sum of $116,401,600, plus 75% of the net proceeds of any equity issuances by the Borrower received in each fiscal quarter beginning with the quarter ending September 30, 2002 and (b) thereafter, the sum of (i) the greater of (x) $116,401,600 or (y) 80% of the Consolidated Net Worth of the Borrower for the fiscal quarter ending June 30, 2003, plus (ii) 50% of Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending September 30, 2003 (without deduction for losses), plus (iii) 75% of the net proceeds of any equity issuances by the Borrower received in each fiscal quarter beginning with the quarter ending September 30, 2003.

(h)	Amendment to Section 6.21 of the Credit Agreement. Effective as of the date hereof, Section 6.21 of the Credit Agreement is amended by (a) deleting therefrom all references to "Subsidiary" and by inserting references to "Collateral Subsidiary" in lieu thereof and (b) adding to the end of Section 6.21 of the Credit Agreement the following:

Collateral Subsidiaries shall in any event at all times be comprised of Subsidiaries which, when aggregated with the total assets of the Borrower, in the aggregate have total assets with book value (determined in accordance with Agreement Accounting Principles) equal to or greater than ninety-five percent (95%) of the total consolidated assets of the Borrower and the Subsidiaries.

2.	NO WAIVER. Nothing contained herein shall be construed as a waiver by the Administrative Agent and the Lenders of any covenant or provision of the Credit Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument among the Borrower, the Administrative Agent and the Lenders, and the failure of the Administrative Agent or any Lender at any time or times hereafter to require strict compliance by the Borrower of any provision thereof shall not waive, affect or diminish any right of the Administrative Agent and the Lenders to thereafter demand strict compliance therewith. The Administrative Agent and the Lenders hereby reserve all rights granted under the Credit Agreement, the other Loan Documents, this Amendment and any other contract or instrument among the Borrower, the Administrative Agent and the Lenders.

3.	REPRESENTATIONS AND WARRANTIES TRUE; NO DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants to the Administrative Agent that, as of the date hereof:

(a)	after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as made on and as of such date, except for any representations and warranties made as of a specific date, which shall be true and correct or shall have been true, as applicable, in all material respects as of such specific date; and

(b)	after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Unmatured Default.

4.	CONDITIONS OF EFFECTIVENESS. This Amendment shall not be effective until each of the following conditions precedent shall have been satisfied:

(a)	The Administrative Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance reasonably satisfactory to the Administrative Agent:

(i)	This Amendment executed by the Borrower, the Administrative Agent and the Required Lenders and acknowledged by the Guarantors.

(ii)	Such other documents as the Administrative Agent may reasonably request.

(b)	No Default. No Default shall have occurred and be continuing.

(c)	Representations and Warranties. All of the representations and warranties contained in Article V of the Credit Agreement, as amended hereby and in the other Loan Documents shall be true and correct on and as of the date of this Amendment with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent such representations and warranties speak to a specific date.

5.	REFERENCE TO CREDIT AGREEMENT. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this Amendment.

6.	COUNTERPARTS; EXECUTION VIA FACSIMILE. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be validly executed and delivered by facsimile or other electronic transmission.

7.	GOVERNING LAW; BINDING EFFECT. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon the Borrower, the Administrative Agent, the Required Lenders and their respective successors and assigns.

8.	HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9.	LOAN DOCUMENT. This Amendment is a Loan Document and is subject to all provisions of the Credit Agreement applicable to Loan Documents, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim.

10.	NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the Borrower, the Required Lenders and the Administrative Agent have executed this Amendment as of the date first above written.

BORROWER:

SCP POOL CORPORATION

By: /S/ MANUEL J. PEREZ DE LA MESA Manuel J. Perez de la Mesa President and Chief Executive Officer

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ADMINISTRATIVE AGENT AND LENDER:

BANK ONE, NA,

as Administrative Agent and as a Lender

By: /S/ JOHN A. HORST John A. Horst Director

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OTHER LENDERS:

HIBERNIA NATIONAL BANK,

as Documentation Agent and as a Lender

By: /S/ KATHARINE GONZALEZ Katharine Gonzalez Vice President

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FLEET CAPITAL CORPORATION,

as Syndication Agent and as a Lender

By: /S/ DAN HUGHES Dan Hughes Vice President

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BNP PARIBAS,

as a Lender

By: /S/ CRAIG PIERCE Craig Pierce Associate

By: /S/ MIKE SHRYOCK Mike Shryock Vice President

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REGIONS BANK,

as a Lender

By: /S/ JORGE E. GORIS Jorge E. Goris Senior Vice President

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THE FIFTH THIRD BANK,

as a Lender

By: /S/ MARIE MAGNIN Marie Magnin Corporate Banking Officer

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Guarantors hereby consent and agree to this Amendment and agree that, subsequent to the execution of this Amendment, the Guaranty shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of Guarantors enforceable against Guarantors in accordance with its terms. In addition, Guarantors hereby agree that the Security Agreement and other Loan Documents they are parties to, shall remain in full force and effect and shall continue to (i) secure the Secured Obligations and (ii) be the legal, valid and binding obligations of Guarantors and enforceable against Guarantors in accordance with their respective terms.

GUARANTORS:

SCP DISTRIBUTORS LLC ALLIANCE PACKAGING, INC. SCP INTERNATIONAL, INC. FORT WAYNE POOLS, INC.

By: /S/ CRAIG K. HUBBARD Craig K. Hubbard Chief Financial Officer, Secretary and Treasurer of each of the above entities

SCP PROPERTY CO. SCP NORTHPARK LLC

By: /S/ LEONARD MAFFEI Leonard Maffei Secretary of each of the above entities

SUPERIOR POOL PRODUCTS LLC

By: /S/ CRAIG K. HUBBARD Craig K. Hubbard Secretary and Treasurer

SCP ACQUISITION CO. LLC

By: SCP Distributors LLC, as its sole member

By: /S/ CRAIG K. HUBBARD Craig K. Hubbard Chief Financial Officer, Secretary and Treasurer

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SCP SERVICES LP

By: SCP Distributors LLC, as its general partner

By: /S/ CRAIG K. HUBBARD Craig K. Hubbard Chief Financial Officer, Secretary and Treasurer

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